UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following is the text of an e-mail sent by Steven W. King, President and Chief Executive Officer of Peregrine Pharmaceuticals, Inc., to employees of Peregrine Pharmaceuticals, Inc. on July 21, 2017.

Team,

As you may have seen, yesterday two of our stockholders, Ronin Trading, LLC and SW Investment Management LLC, issued a press release directed to you, our employees. This is the same group that put out a press release last week addressed to our stockholders. Both releases are focused on three candidates Ronin/SWIM have nominated for election to our Board of Directors, as well as their overall view of our business. Unfortunately, activist shareholders are a reality for public companies today. While I won’t be addressing every communication from Ronin and SWIM, I am quite sure we will be hearing more from them.

What is most important for all of us here at Peregrine and Avid is to stay focused on the needs of our business. That is what I and the management team and Board are doing, and it is what I would ask of each of you.

To that end, as I’ve shared with all of you in the past, we have a clear plan to grow the Avid business – as demonstrated by our recent investment in Myford 1. Our customer base, which includes leading pharma companies, and strong financial results, are good indications that we are on the right track for continued growth in that business.

At the same time, we are working hard with partners and leading experts on the next steps in our R&D program, especially in light of the recent and compelling data supporting the combination of bavituximab and checkpoint inhibitors. We are fortunate to be working with some of the foremost medical institutions in the world, and they share our excitement in this recent data.

And in addition to all of that, as everyone here is aware and as I mentioned on our earnings call last week, our Board and management team are assessing the best structure to deliver on the respective missions of each business – for our customers, for our partners, for our employees and for our stockholders. Our CDMO and R&D businesses have very different operating models and needs, and we are focused on positioning each of them for success.

As always, please direct any media inquiries to myself and stockholder inquiries to Stephanie Diaz of Vida Strategic Partners at (415) 675-7401.

Thank you for your hard work and commitment to Peregrine and Avid.

Sincerely,

Steve

Important Additional Information

Peregrine Pharmaceuticals, Inc. (“Peregrine”) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Peregrine’s 2017 Annual Meeting (the “Proxy Statement”) with an associated WHITE proxy card. Peregrine, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2017 Annual Meeting. Information regarding the names of Peregrine’s directors and executive officers and their respective interests in Peregrine by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Peregrine, for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017, and Peregrine’s proxy statement for the 2016 Annual Meeting, filed with the SEC on August 26, 2016. To the extent holdings of such participants in Peregrine’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Peregrine’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Peregrine free of charge from the SEC’s website, www.sec.gov. Peregrine’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Peregrine, Corporate Secretary’s Office, 14282 Franklin Avenue, Tustin, CA 92780, by calling Peregrine’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, or from Peregrine’s website at www.Peregrine.com.